SHARE EXCHANGE AGREEMENT

AGREEMENT dated as of January 18, 2007 by and among Pingchuan Pharmaceutical, Inc., a North Carolina corporation (hereinafter referred to as "Pingchuan Pharmaceutical"), Wang Zhigang (“Wang”) and You Li (“You”).

WHEREAS, Wang and You (the “Infolink Shareholders”) are the record shareholders of all of the outstanding capital stock of Infolink Pacific Limited, a corporation organized under the laws of the British Virgin Islands (“Infolink”); and

WHEREAS, Infolink is the beneficial owner of 60% of all of the registered capital of Shandong Zhou Yuan Seed and Nursery Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Zhou Yuan”); and

WHEREAS, the Infolink Shareholders desire to transfer the capital stock of Infolink to Pingchuan Pharmaceutical, and Pingchuan Pharmaceutical desires to acquire such shares;

NOW, THEREFORE, it is agreed:

1.

Definitions.  As used herein, the following terms shall have the meanings set forth below:

a.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses or corporate existence of Pingchuan Pharmaceutical, Infolink or Zhou Yuan.

b.

“GAAP” means generally accepted accounting principles in the United States of America as promulgated by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or any successor institutes concerning the treatment of any accounting matter.

c.

“Knowledge” means, in the case of Pingchuan Pharmaceutical, a particular fact or other matter of which the Chief Executive Officer is actually aware or which a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of Pingchuan Pharmaceutical and its business and affairs; and in the case of  Infolink or Zhou Yuan means a particular fact or other matter of which either of the Infolink Shareholders is actually aware or which a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of Infolink or Zhou Yuan, as the case may be, and its business and affairs.

d.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

e.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change, or effect that has had or is substantially likely to have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

f.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

g.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

2.

Share Exchange.

a.

On the Closing Date (defined herein), the Infolink Shareholders shall transfer and assign to Pingchuan Pharmaceutical all of the issued and outstanding capital stock of Infolink.  The Infolink represent and warrant that upon delivery to Pingchuan Pharmaceutical of documents suitable to transfer the capital stock of a British Virgin Islands corporation, all right, title and interest in said shares will be transferred to Pingchuan Pharmaceutical free of Liens, claims and encumbrances.

b.

On the Closing Date, Pingchuan Pharmaceutical shall issue to the Infolink Shareholders a total of Fifty Five Million (55,000,000) shares of its Common Stock.  The shares will be allocated between the Infolink Shareholders in the same ratio as their ownership of the equity in Infolink.  In the event that either of the Infolink Shareholders has assigned beneficial interest in some or all of the shares to other individuals, Pingchuan Pharmaceutical will issue the certificates for the shares in such names as the assigning Infolink Shareholder shall designate.

c.

 The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties further intend that the issuance of the common stock by Pingchuan Pharmaceutical to the Infolink Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

3.

Closing.  The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at the offices of Robert Brantl, Esq., counsel for Pingchuan Pharmaceutical, on the first business day after the conditions precedent set forth in Section 7 hereof have been satisfied (the “Closing Date”).

4.

Warranties and Representations of the Infolink Shareholders.  In order to induce Pingchuan Pharmaceutical to enter into this Agreement and to complete the transaction contemplated hereby, each of the Infolink Shareholders warrants and represents to Pingchuan Pharmaceutical that:

a.

Organization and Standing .  Infolink is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copy of the Articles of Association of Infolink previously delivered to Pingchuan Pharmaceutical is true and complete as of the date hereof.

b.

Capitalization.  Except for the equity owned by the Infolink Shareholders, there are no voting or equity securities authorized or issued, nor any authorized or issued securities convertible into equity securities, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Infolink is bound, calling for the issuance of any additional equity securities of Infolink.  All of the outstanding shares of Infolink Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any Applicable Law.

c.

Ownership of Infolink Shares.  By the transfer of the Infolink interests to Pingchuan Pharmaceutical pursuant to this Agreement, Pingchuan Pharmaceutical will acquire good and marketable title to 100% of the capital stock of Infolink, free and clear of all Liens, encumbrances and restrictions of any nature whatsoever.

d.

Business Operations and Liabilities – Infolink. Infolink has conducted no business operations other than the acquisition of ownership of the capital stock of Zhou Yuan.  Infolink has no liabilities.

e.

Organization and Standing – Zhou Yuan.   Zhou Yuan is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China.   Zhou Yuan has all of the government licenses and permits necessary to carry on its business as now conducted, to own and operate its assets, properties and business, and to carry out the transactions contemplated by this agreement.

f.

Ownership of Zhou Yuan Shares.  Infolink is the beneficiary of a Declaration of Trust dated October 18, 2006 under which Li Han Xun, the owner of 29.98% of the registered capital of Zhou Yuan, holds that capital for the benefit of Infolink.  Infolink is also the beneficiary of a Declaration of Trust dated October 18, 2006 under which You Li, the owner of 30.02% of the registered capital of Zhou Yuan, holds that capital for the benefit of Infolink.  The two Declarations of Trust are in full force and effect, and Messrs. Li and You remain the record owners of the interests in Zhou Yuan recited therein.

g.

Corporate Records; Reporting Requirements.  All of the books and records of each of Infolink and Zhou Yuan including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date and complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.  All reports, returns and statements currently required to be filed by either Infolink or Zhou Yuan with any government agency with respect to the business and operations of Infolink or Zhou Yuan have been filed or valid extensions have been obtained in accordance with normal procedures, and all governmental reporting requirements have been complied with.

h.

Financial Statements - Infolink.  The Infolink Shareholders have delivered to Pingchuan Pharmaceutical the financial statements of Infolink for the period from its formation through October 31, 2006 (the “Zhou Yuan Financial Statements”).   The Zhou Yuan Financial Statements have been reported on by an independent accountant registered with the PCAOB.

i.

Financial Statements – Zhou Yuan.  The Infolink Shareholders have delivered to Pingchuan Pharmaceutical the financial statements of  Zhou Yuan for the nine months ending September 30, 2006 and for the years ended December 31, 2005 and 2004 (collectively, the “Zhou Yuan Financial Statements”).   The financial statement for the period ending September 30, 2006 has been prepared in accordance with GAAP and presents fairly in all material respects the financial condition of  Zhou Yuan as of the date thereof.   The financial statements of Zhou Yuan for the years ended December 31, 2005 and 2004 have been reported on by an independent accountant registered with the PCAOB.

j.

Absence Of Certain Changes Or Events.  Except as set forth on Schedule 4(j), to the Knowledge of the Infolink Shareholders, since September 30, 2006,

(i)

there has not been (i) any change having a Material Adverse Effect on the business, operations, properties, assets, or condition of Zhou Yuan or (ii) any damage, destruction, or loss to  Zhou Yuan (whether or not covered by insurance) having a Material Adverse Effect on the business, operations, properties, assets, or condition of  Zhou Yuan;

(ii)

Neither Infolink nor Zhou Yuan has (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Infolink or Zhou Yuan; or (iii) made any material change in its method of management, operation, or accounting;

(iii)

to the Knowledge of the Infolink Shareholders,  Zhou Yuan has not become subject to any law or regulation which has had or is substantially likely to have a Material Adverse Effect on  Zhou Yuan.

k.

Ownership of Assets.  Except as specifically identified in the Zhou Yuan  Financial Statements, Zhou Yuan has good and marketable title, without any Liens or encumbrances of any nature whatever, to all of the following, if any:  its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by  Zhou Yuan as of this date.  Except in the ordinary course of its business,  Zhou Yuan has not disposed of any such asset since September 30, 2006.

l.

Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to Infolink or Zhou Yuan in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

m.

Taxes.  Each of Infolink and Zhou Yuan has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of Infolink or Zhou Yuan other than Liens for taxes not yet due and payable.

n.

Pending Actions.  Except as set forth on Schedule 4 (n), there are no material legal actions, lawsuits, proceedings or investigations pending or threatened, against or affecting Infolink or Zhou Yuan, or against  Infolink’s or Zhou Yuan’s Officers or Directors or the Infolink Shareholders that arose out of their operation of  Zhou Yuan.  None of Infolink, Zhou Yuan, or the Infolink Shareholders is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on the business of Infolink or Zhou Yuan.

o.

No Interest in Suppliers, Customers, Creditors or Competitors.  Except as specifically identified in the Zhou Yuan Financial Statements, neither of the Infolink Shareholders nor any member of his family has any interest of any nature whatever in any supplier, customer, creditor or competitor of Zhou Yuan.

p.

No Debt Owed to the Infolink Shareholders.  Neither Infolink nor Zhou Yuan owes any money, securities, or property to the Infolink Shareholders or his family or to any company controlled by or under common control with such a person, directly or indirectly.

q.

Intellectual Property And Intangible Assets.

To the Knowledge of the Infolink Shareholders, Zhou Yuan has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business.  Zhou Yuan has not received any written notice that the rights of any other person are violated by the use by Zhou Yuan of the intellectual property.  None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the Knowledge of the Infolink Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

r.

Validity of the Agreement.  This Agreement has been duly executed by the Infolink Shareholders and constitutes their valid and binding obligation, enforceable in accordance with its terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Articles of Association or other governing  or constituting documents of either Infolink or Zhou Yuan, or any material agreement or undertaking, oral or written, to which Infolink or Zhou Yuan or the Infolink Shareholders is a party or is bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by Zhou Yuan can continue to be so conducted after completion of the transaction contemplated hereby.

s.

Compliance with Laws.  Zhou Yuan's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Zhou Yuan is not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction.  Zhou Yuan holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities necessary or proper for the current use, occupancy or operation of its business, all of which are now in full force and effect.

5.

Warranties and Representations of Pingchuan Pharmaceutical.  In order to induce the Infolink Shareholders to enter into this Agreement and to complete the transaction contemplated hereby, Pingchuan Pharmaceutical warrants and represents to the Infolink Shareholders that:

a.

Organization and Standing.  Pingchuan Pharmaceutical is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.  Pingchuan Pharmaceutical is qualified to do business as a foreign corporation in every state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation and Bylaws of Pingchuan Pharmaceutical previously delivered to the Infolink Shareholders are true and complete as of the date hereof.

b.

Subsidiaries. Pingchuan Pharmaceutical owns 100% of the registered capital of Heilongjiang Pingchuan Yi Liao Qi Xie You Xian Gong Si, a corporation organized and existing under the laws of the People’s Republic of China that is primarily engaged in providing consulting services in the pharmaceutical business (the “Subsidiary”).

c.

Capitalization.  Pingchuan Pharmaceutical's entire authorized capital stock consists of 150,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share.   At the Closing, prior to the issuance of shares to the Infolink Shareholders, there will be 11,999,402 shares of Pingchuan Pharmaceutical Common Stock issued and outstanding and no shares of preferred stock.  At the Closing there will be no other voting or equity securities outstanding, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Pingchuan Pharmaceutical is bound, calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

d.

Corporate Records.  All of Pingchuan Pharmaceutical's and the Subsidiary’s books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.  All reports, returns and statements currently required to be filed by Pingchuan Pharmaceutical and the Subsidiary with any government agency with respect to its business and operations have been filed or valid extensions have been obtained in accordance with normal procedures, and all governmental reporting requirements have been complied with.

e.

Financial Statements.  Pingchuan Pharmaceutical has delivered to the Infolink Shareholders the consolidated  financial statements of  Pingchuan Pharmaceutical for the nine months ending September 30, 2006 and for the years ended December 31, 2005 and 2004 (collectively, the “Pingchuan Financial Statements”).   The Pingchuan Financial Statements have been prepared in accordance with GAAP and present fairly in all material respects the financial condition of Pingchuan Pharmaceutical and the Subsidiary as of the dates thereof.

f.

Absence Of Certain Changes Or Events.  Except as set forth on Schedule 5(f), since September 30, 2006,

(i)

there has not been (i) any change having a Material Adverse Effect on the business, operations, properties, assets, or condition of Pingchuan Pharmaceutical or the Subsidiary or (ii) any damage, destruction, or loss to Pingchuan Pharmaceutical or the Subsidiary (whether or not covered by insurance) having a Material Adverse Effect on the business, operations, properties, assets, or condition of Pingchuan Pharmaceutical or the Subsidiary;

(ii)

Neither Pingchuan nor the Subsidiary has (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (ii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Pingchuan Pharmaceutical or the Subsidiary; or (iii) made any material change in its method of management, operation, or accounting;

(iii)

to its Knowledge, neither Pingchuan Pharmaceutical nor the Subsidiary has not become subject to any law or regulation which has had or is substantially likely to have a Material Adverse Effect on it.

g.

Assets.

 Each of Pingchuan and the Subsidiary has good and marketable title, without any Liens or encumbrances of any nature whatever, to its assets.

h.

Governmental Consent.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other non-U.S., U.S., state, county, local or other foreign governmental authority, instrumentality, agency or commission is required by or with respect to Pingchuan Pharmaceutical in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

i.

Taxes.  Each of Pingchuan Pharmaceutical and the Subsidiary has filed all tax returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns except for taxes being contested in good faith.  There is no material claim for taxes that is a Lien against the property of Pingchuan Pharmaceutical or the Subsidiary other than Liens for taxes not yet due and payable.

j.

Pending Actions.  Except as set forth on Schedule 5(k) to this Agreement, there are no legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting Pingchuan Pharmaceutical or the Subsidiary or against their respective former or current Officers or Directors that arose out of their operation of Pingchuan Pharmaceutical or the Subsidiary.  Neither Pingchuan Pharmaceutical nor the Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

k.

Validity of the Agreement.  All corporate and other proceedings required to be taken by Pingchuan Pharmaceutical in order to enter into and to carry out this Agreement have been duly and properly taken.  This Agreement has been duly executed by Pingchuan Pharmaceutical, and constitutes a valid and binding obligation of Pingchuan Pharmaceutical, enforceable against it in accordance with its terms except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, Pingchuan Pharmaceutical's Certificate of Incorporation or Bylaws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which Pingchuan Pharmaceutical is a party or by which it is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

l.

Trading Status.  Pingchuan Pharmaceutical’s common stock is traded on the OTC Bulletin Board with the symbol “PGCH.” To its Knowledge, Pingchuan Pharmaceutical has not been threatened and is not subject to removal of its common stock from the OTC Bulletin Board.

m.

SEC Status.

The common stock of Pingchuan Pharmaceutical is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934.  Pingchuan Pharmaceutical has filed all reports required by the applicable regulations of the SEC. All of the filings by Pingchuan Pharmaceutical under the Exchange Act within the past year were true, correct and complete in all material respects when filed, were not misleading and did not omit to state any material fact which was necessary to make the statements contained in such public filings not misleading in any material respect.

n.

Compliance with Laws.  Pingchuan Pharmaceutical’s and the Subsidiary’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations.  Neither Pingchuan Pharmaceutical nor the Subsidiary is in violation of any Applicable Law.

6.

Pre-Closing Covenants.

a.

Tax-Free Exchange.  The parties intend that the transactions contemplated by this Agreement qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code.  The parties will take the position for all purposes that the said transactions qualify under said Section 351.

b.

Announcement.  Prior to the Closing, no party hereto nor Infolink or Zhou Yuan shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation.  The parties will, to the extent practicable, consult with each other before issuing, and provide each other the opportunity to review and comment upon, any such press release or other public statements with respect to this Agreement and the transactions contemplated hereby whether or not required by Applicable Law.  Upon execution of this Agreement, Pingchuan Pharmaceutical shall file a report with the Securities and Exchange Commission on Form 8-K disclosing the execution of the Agreement and filing a copy hereof.

c.

Access to Information

(A)

Inspection by Infolink.  Pingchuan Pharmaceutical will make available for inspection by Infolink, during normal business hours, all of Pingchuan Pharmaceutical’s and the Subsidiary’s records (including tax records), books of account, premises, contracts and all other documents in Pingchuan Pharmaceutical’s or the Subsidiary’s possession or control that are reasonably requested by Infolink to inspect and examine the business and affairs of Pingchuan Pharmaceutical and the Subsidiary.  Pingchuan Pharmaceutical will cause its and the Subsidiary’s managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of Infolink concerning the business and affairs of Pingchuan Pharmaceutical and the Subsidiary.  Infolink will treat and hold as confidential any information it receives from Pingchuan Pharmaceutical or the Subsidiary in the course of the reviews contemplated by this Section 6c(A).  No examination by Infolink will, however, constitute a waiver or relinquishment by the Infolink Shareholders of their rights to rely on Pingchuan Pharmaceutical’s covenants, representations and warranties made herein or pursuant hereto.

(B)

Inspection by Pingchuan Pharmaceutical.  The Infolink Shareholders will cause Infolink and Zhou Yuan to make available for inspection by Pingchuan Pharmaceutical, during normal business hours and in a manner so as not to interfere with normal business operations, all of Infolink’s and Zhou Yuan’s records (including tax records), books of account, premises, contracts and all other documents in Infolink’s or Zhou Yuan’s possession or control that are reasonably requested by Pingchuan Pharmaceutical to inspect and examine the business and affairs of Zhou Yuan and Infolink. The Infolink Shareholders will cause the managerial employees of Infolink and Zhou Yuan and their regular independent accountants to be available upon reasonable advance notice to answer questions of Pingchuan Pharmaceutical concerning the business and affairs of Infolink and Zhou Yuan.  Pingchuan Pharmaceutical will treat and hold as confidential any information it receives from Zhou Yuan and Infolink in the course of the reviews contemplated by this Section 6c(B).  No examination by Pingchuan Pharmaceutical will, however, constitute a waiver or relinquishment by Pingchuan Pharmaceutical of its rights to rely on the Infolink Shareholders’ covenants, representations and warranties made herein or pursuant hereto.

7.

Conditions Precedent to Closing.

a.

Conditions Precedent to Obligations of the Infolink Shareholders.  The obligations of the Infolink Shareholders under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(A)  Pingchuan Pharmaceutical's representations and warranties contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Chief Executive Officer and Chief Financial Officer of Pingchuan Pharmaceutical shall have delivered to the Infolink Shareholders a certification to such effect.

(B) Pingchuan Pharmaceutical shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of the Closing.

(C) Based on information provided by the Infolink Shareholders, Pingchuan Pharmaceutical shall have filed with the SEC an information statement compliant with SEC Rule 14f-1, and shall have mailed the information statement to its shareholders at least ten days before the Closing Date, and shall not have received any comments thereon from the SEC.

(D) Pingchuan Pharmaceutical's common stock will be listed for trading on the OTC Bulletin Board, and bid and asked quotations shall be posted as of the Closing Date.

(E) The Infolink Shareholders shall have completed to their own satisfaction due diligence with respect to Pingchuan Pharmaceutical.

(F)  Since the date of this Agreement, neither Pingchuan Pharmaceutical nor the Subsidiary shall have suffered any Material Adverse Effect.

(G) There shall be issued and outstanding 11,999,402 shares of Pingchuan Pharmaceutical common stock and no shares of Pingchuan Pharmaceutical preferred stock; and  there shall be no other voting or equity securities outstanding, and, except for the commitments made by Pingchuan Pharmaceutical to the Infolink Shareholders under this Agreement, there shall be no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which Pingchuan Pharmaceutical is bound calling for the issuance of any additional shares of common stock or preferred stock or any other voting or equity security.

(H) All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to the Infolink Shareholders and their counsel, and the Infolink Shareholders and his counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

b.

Conditions Precedent to Obligations of Pingchuan Pharmaceutical.  The obligations of Pingchuan Pharmaceutical under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(A) The representations and warranties of the Infolink Shareholders contained herein shall be true and correct on the Closing Date, as if such representations and warranties had been made on and as of the Closing Date, and the Infolink Shareholders shall have delivered to Pingchuan Pharmaceutical a certification to such effect.

(B) The Infolink Shareholders shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by him prior to or at the time of the Closing.

(C) Pingchuan Pharmaceutical shall have completed to its own satisfaction due diligence with respect to Infolink and Zhou Yuan.

(D) Since the date of this Agreement, neither Infolink nor Zhou Yuan shall have suffered any Material Adverse Effect.

(E)  The Infolink Shareholders shall have delivered to Pingchuan Pharmaceutical, at least fifteen days prior to the Closing, the information required to be included in the Rule 14f-1 information statement referred to in Section 7a(C) of this Agreement.

(F)  All documents and instruments to be delivered pursuant to this Agreement shall be reasonably satisfactory in substance and form to Pingchuan Pharmaceutical and its counsel, and Pingchuan Pharmaceutical and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

8.

Deliveries at Closing

a.

At the Closing the Infolink Shareholders shall deliver to Pingchuan Pharmaceutical the following:

i.  Certificates for the outstanding shares of Infolink duly endorsed for transfer to Pingchuan Pharmaceutical.

ii.  The Certification of the Infolink Shareholders described in Section 7b(A) hereof.

b.

At the Closing, Pingchuan Pharmaceutical shall deliver to the Infolink Shareholders the following:

i.  Certificates for Fifty Five Million (55,000,000) shares of Pingchuan Pharmaceutical Common Stock.

ii.  The Certifications of the Chief Executive Officer and Chief Financial Officer of Pingchuan Pharmaceutical described in Section 7a(A) hereof.

iii  A certificate of good standing issued by the North Carolina Secretary of State with respect to Pingchuan Pharmaceutical within seven days prior to the Closing Date.

iv.  A certification signed by the Secretary of Pingchuan Pharmaceutical attesting to the adoption and continuing effectiveness of resolutions of the Pingchuan Pharmaceutical Board of Directors (i) ratifying and approving this Agreement, and (ii) electing Wang Zhigang, Wang Zhicheng, Chen Zhiming, Jiang Daoqi and Zheng Xiangfei to serve as the members of the Pingchuan Pharmaceutical Board of Directors effective on the completion of the Closing.

v.  The resignations of all of the officers and directors of Pingchuan Pharmaceutical effective on the completion of the Closing.

vii.  All books and records of Pingchuan Pharmaceutical.

9.

Termination.  This Agreement may be terminated at any time before or at Closing, by:

a.

The mutual agreement of the parties;

b.

Any party if any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

c.

Pingchuan Pharmaceutical, if the Infolink Shareholders shall have breached in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within five (5) business days after the giving of written notice by Pingchuan Pharmaceutical to the Infolink Shareholders;

d.

The Infolink Shareholders, if Pingchuan Pharmaceutical shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within five (5) business days after the giving of written notice by the Infolink Shareholders to Pingchuan Pharmaceutical; or

e.

Without any action on the part of the parties if required by Applicable Law or if the Closing shall not have occurred on or prior to February 28, 2007.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

10.

Restriction on Resale. The Pingchuan Pharmaceutical Common Stock to be issued by Pingchuan Pharmaceutical to the Infolink Shareholders hereunder at the Closing will not be registered under the Securities Act of 1933, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of within the United States of America until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act of 1933, or (ii) Pingchuan Pharmaceutical receives an opinion of counsel for the stockholders, reasonably satisfactory to counsel for Pingchuan Pharmaceutical, that an exemption from the registration requirements of the Securities Act of 1933 is available.

The certificates representing the shares which are being issued to the Infolink Shareholders pursuant to this Agreement shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR PINGCHUAN PHARMACEUTICAL, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PINGCHUAN PHARMACEUTICAL, INC. THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

11.

Confidentiality.   Pingchuan Pharmaceutical, on the one hand, and the Infolink Shareholders, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 6c hereof (except for any information disclosed to the public pursuant to a press release authorized by the parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, (v) the information is already publicly known or known to the receiving party when disclosed as demonstrated by written documentation in the possession of such party at such time, or (vi) in connection with any arbitration proceeding hereunder pursuant to Section 12.

12.

Notices.   All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given or made when actually delivered.  All notices and other communications under this Agreement shall be sent or delivered as follows:

If to The Infolink Shareholders, to:

Wang Zhigang

Shandong Zhou Yuan Seed and Nursery Co., Ltd.

238 Jianxindong Street

Laizhou, Shandong Province, P.R. China

with a copy to (which shall not constitute notice):

Frank J. Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607

Fax:  914-693-2963

If to Pingchuan Pharmaceutical, to:

            Pingchuan Pharmaceutical, Inc.

131 Shizi Street

Nangang District

Harbin Heilongjiang F4

China  150000

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.

52 Mulligan Lane

Irvington, NY  10533

Facsimile:  (914) 693-1807

Each Party may change its address by written notice in accordance with this Section.

13.

Covenant of Cooperation. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

14.

Assignment; Binding Effect.  This Agreement, including both its obligations and benefits, shall inure to the benefit of, and be binding on the respective heirs, legal representatives, permitted assigns, transferees and successors of the parties.  This Agreement may not be assigned or transferred in whole or in part by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed.

15.

Counterparts.  This Agreement may be executed in multiple facsimile counterparts.   Each of the counterparts shall be deemed an original, and together they shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date and year written on the first page.

PINGCHUAN PHARMACEUTICAL, INC.

By: /s/ Qitai Yao

     Qitai Yao, Chief Executive Officer

/s/ Wang Zhigang

WANG ZHIGANG

/s/ You Li

YOU LI

Schedules:

Schedule 4 (j) – Certain Changes or Events – Infolink and Zhou Yuan

Schedule 4 (n) – Pending Actions - Infolink and Zhou Yuan

Schedule 5 (f) – Certain Changes or Events – Pingchuan Pharmaceutical

Schedule 5 (k) – Pending Actions – Pingchuan Pharmaceutical